EXHIBIT 10.13

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) made this 30th day of September 2006, is entered into by Reliant Pharmaceuticals, Inc., a Delaware corporation with its principal place of business at 110 Allen Road, Liberty Corner, New Jersey 07938 (the “Company”) and James R. Butler (the “Consultant”), who resides at 109 Cutter Court, Pointe Verde, FL 32082.

INTRODUCTION

The Company desires to retain the services of the Consultant and the Consultant desires to perform certain Services (as defined below) for the Company. In consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

1.                                       SERVICES

The Consultant agrees to perform during the Consultation Period (as defined below) such consulting, advisory and related services to and for the Company as may be reasonably requested from time to time by the Company. The Consultant shall work primarily with or at the request of the Senior Vice President of Sales & Marketing or such other employees of the Company as designated by officers of the Company. Consultant shall determine the time and place that the Services are rendered, so long as Consultant performs such services in a timely and commercially reasonably manner. It is understood and agreed that Consultant may pursue other opportunities and serve as an employee, director, officer or consultant of other entities, provided that such services do not interfere with the performance of Consultant’ duties under this Agreement or constitute a breach of any other obligation of Consultant to the Company.

2.                                       TERM

This Agreement shall commence on October 1, 2006 and shall continue through June 30, 2007 (the “Consultation Period”). Notwithstanding the foregoing, the parties may terminate the Consultation Period, effective immediately upon receipt of written notice, if either party breaches or threatens to breach any provision of Sections 5 or 6 of this Agreement. In addition, the Company may terminate this Agreement without cause on thirty (30) days written notice to Consultant. The Consultation Period may be extended on a month to month basis upon written agreement of the parties.

3.                                       COMPENSATION

3.1           Consulting Fees

The Company shall pay to the Consultant consulting fees of Twenty Two Thousand ($22,000) per month for performing the Services. The Consulting Fees shall be paid monthly in arrears, in U.S. Dollars, provided Consultant has submitted a reasonably documented record of days and/or hours worked to the Company.

3.2           Reimbursement of Expenses

The Company shall reimburse the Consultant for all reasonable expenses, including but not limited to, consultation-related travel, mileage, lodging expenses, telephone calls, photocopying and meals, incurred or paid by the Consultant in connection with, or related to, the performance of Services under this Agreement. The Consultant shall submit to the Company itemized monthly statements, in a form satisfactory to the Company, of such expenses incurred in the previous month. Expense reports shall be submitted to the Senior VP of Sales & Marketing for review and approval. The Company shall pay to the Consultant amounts approved on each such statement within thirty (30) days after receipt thereof with all expenses to be reimbursed hereunder to be due within 30 days following the end of the Consultation Period.

3.3           Benefits

The Consultant shall not be entitled to any benefits, coverages or privileges, including, without limitation, social security, unemployment, 401 k, medical insurance or pension payments, made available to the employees of the Company except as otherwise may be agreed in writing between Consultant and Company.

4.                                       COOPERATION

The Consultant shall use his best efforts in the performance of his obligations under this Agreement and shall discharge his responsibilities in a diligent and faithful manner, consistent with sound business practices and legal obligations. The Company shall provide such access to its information and property as may be reasonably required, in the Company’s sole discretion, in order to permit the Consultant to perform his obligations hereunder. The Consultant shall cooperate with the Company’s personnel, shall not interfere with the conduct of the Company’s business and shall observe all rules, regulations and security requirements of the Company concerning the safety of persons and property.

5.                                       PROPRIETARY INFORMATION

5.1           Proprietary Information

(a)           The Consultant agrees that all information, whether or not in writing, of a private, secret or confidential nature concerning the Company’s business, business relationships or financial affairs (collectively, “the Company’s Proprietary Information”) which is disclosed to Consultant is and shall be the exclusive property of the Company. By way of illustration, but not limitation, the Company’s Proprietary Information may include inventions, products, developments, plans, research data, clinical data, financial data, personnel data and computer programs. The Consultant will not disclose any of the Company’s Proprietary Information to any person or entity other than employees of the Company or employees of Consultant or use the same for any purposes (other than in the performance of his duties as a consultant of the Company) without written approval by an executive officer of the Company, unless and until such of the Company’s Proprietary Information has become public knowledge without fault by the Consultant.

(b)           The Consultant agrees that all files letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings or other written, photographic or other tangible material containing the Company’s Proprietary Information relating to the Services performed hereunder, whether created by the Consultant or others during the Consultation Period, shall be and are the exclusive property of the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Consultant shall be delivered to the Company upon the earlier of (i) a request by the Company; or (ii) termination of this Agreement. After such delivery, the Consultant shall not retain any such materials or copies thereof or any such tangible property.

(c)           The parties agree that Consultant’s obligation not to disclose or to use information and materials of the types set forth in paragraphs (a) and (b) above, and its obligation to return materials and tangible property, set forth in paragraph (b) also extends to such types of information, materials and tangible property of customers or suppliers of the Company, or other third parties who may have disclosed or entrusted the same to the Company.

(d)           The parties’ obligations under this Section 5.1 shall not apply to any information that (i) is or becomes known to the general public under circumstances involving no breach by the Consultant of the terms of this Section 5.1 or (ii) is approved for release by written authorization of the Company.

(e)           The Consultant represents that the retention as a consultant with the Company and performance under this Agreement does not, and shall not breach any agreement that obligates the Consultant to keep in confidence any trade secrets or confidential or proprietary information of his or of any other party or to refrain from competing, directly or indirectly, with the business of any other party. The Consultant shall not disclose to the Company any trade secrets or confidential or proprietary information of any other party.

5.2           Remedies

The parties acknowledge that any breach of the provisions of this Section 5 would result in serious and irreparable injury to the non-breaching party for which the parties may not be adequately compensated by monetary damages alone. The parties agree, therefore, that, in addition to any other remedy the Company may have, the Company shall be entitled to temporary and permanent injunctive relief, including, without limitation, specific performance, with respect to this Section 5 against Consultant (to the extent permitted by law) without the requirements of proving actual damages or posting a bond or other form of security. In the event Company is successful in enforcing this provision, Company shall be entitled to reimbursement from Consultant of Company’s reasonable attorney’s fees and costs.

6.                                       RESTRICTIVE COVENANT

Consultant represents and warrants that during the Consultation Period, Consultant will not engage in or otherwise become involved in, directly or indirectly, providing consulting or any other services for any other company in or which provides services to the pharmaceutical or biopharmaceutical industries without the express prior written consent of the Company. Consultant further agrees that during the Consultation Period and for two (2) years thereafter not to (a) solicit or divert business or business opportunities from the Company; (b) attempt to convert any person or entity who or which is a customer or account of the Company during the term of this Agreement or (c) solicit or hire any current employee of the Company or any person hired by the Company during the Consultation Period. Consultant acknowledges that this non-compete and non-solicitation agreement is reasonable under the circumstances and necessary for the Company and that the Company would suffer irreparable harm and other damage in the event of a breach hereof. In the event of a breach or threatened breach by Consultant of this provision, the Company shall be entitled to temporary and permanent injunctive relief, including, without limitation, specific performance, against Consultant (to the extent permitted by law) without the requirements of proving actual damages or posting a bond or other form of security. In the event Company is successful in enforcing this provision, Company shall be entitled to reimbursement from Consultant of Company’s reasonable attorney’s fees and costs.

7.                                       INDEPENDENT CONTRACTOR STATUS

The Consultant shall perform all Services under this Agreement as an “independent contractor” of and not as an employee or agent of the Company. Nothing in this Agreement shall be construed to create an employment relationship between the parties. The Consultant is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the Company or to bind the Company in any manner. Consultant shall be solely responsible for and shall file, on a timely basis, tax returns and payments required to be filed with or made to any taxing authority with respect to his performance of Services hereunder and hold Company harmless with respect thereto. No tax of any kind shall be withheld or paid by Company on behalf of Consultant and Consultant shall not be treated as an employee with respect to the Services performed hereunder for federal, state and local tax purposes. As an independent contractor, Consultant will be responsible for complying with all FLSA, FICA, FUTA, IRS or other state and local tax and unemployment obligations with respect to this Agreement or payments made by the Company pursuant hereto.

8.                                       NOTICES

All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section.

9.                                       PRONOUNS

Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

10.                                 CONFLICTS OF INTEREST

Consultant hereby warrants that there is no conflict of interest between Consultant’s current employment or business activities, if any, and the activities to be performed hereunder. Consultant hereby represents and warrants that he is not a party to any agreement, contract or understanding, and that no facts or circumstances exist, which would restrict or prohibit Consultant from undertaking or performing any of the obligations under this Agreement. The representations and warranties of this Article shall remain in effect throughout the term of this Agreement. Consultant shall advise Company immediately if a conflict or potential conflict of interest arises in the future.

11.                                 ENTIRE AGREEMENT

This Agreement (and the letter agreement referred to in Section 15.4 below) constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

12.                                 AMENDMENT

This Agreement may be amended or modified only by a written instrument executed by both the Company and the Consultant.

13.                                 SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, personal representatives, successors and permitted assigns. Consultant may not assign any of his rights or obligations under this Agreement without the prior written consent of the Corporation, and any purported assignment without such consent shall be void. The Corporation may assign its rights and obligations hereunder without Consultant’s consent to (i) its affiliates as long as the Corporation shall remain liable to Consultant for its liabilities and obligations hereunder or (ii) a successor to all or a material portion of its assets or business, whether in a merger, sale of stock, sale of assets or other transaction.

14.                                 MISCELLANEOUS

14.1         No Waiver

No delay or omission by any party in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by any party on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

14.2         Participation in Equity Plan

Notwithstanding anything herein contained to the contrary, during the Consultation Period, any options received by James R. Butler while employed by the Company prior to the Consultation Period shall be governed by the Company’s Equity Incentive Plans pursuant to which any such options shall continue to vest during the Consultation Period and vested options must be exercised within thirty (30) days following termination of this Agreement.

14.3         Captions

The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

14.4         Enforceability

In the event that any provisions of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

14.5         Confidentiality of the Agreement

Consultant shall not make any publicity releases, interviews or other disclosure or dissemination of any information concerning this Agreement or its terms, or any party’s performance hereunder, to any person or entity without the prior written approval of the Company; provided, however, that this provision shall not prevent disclosure (a) as required by applicable law or (b) to any party’s financial advisors or legal advisors who are bound by similar terms of confidentiality.

14.6         Governing Law

The provisions of this Agreement shall be construed in accordance with the laws of the State of Delaware, without reference to its internal conflict of laws principles.

14.7         Jurisdiction and Venue

The parties irrevocably agree that all actions to enforce an arbitrator’s decision pursuant to Section 15.9 of this Agreement may be instituted and litigated in federal, state or local courts sitting in Newark, New Jersey and each of such parties hereby consents to the jurisdiction and venue of such court, waives any objected based on forum non conveniens and any right to a jury trial as set forth in Section 15.9 of this Agreement.

14.8         WAIVER OF JURY TRIAL

EMPLOYEE HEREBY WAIVES, RELEASES AND RELINQUISHES AND ALL RIGHTS HE MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTIONS ARISING DIRECTLY OR INDIRECTLY AS A RESULT OR IN CONSEQUENCE OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATIONS, ANY CLAIM OR ACTION TO REMEDY ANY BREACH OR ALLEGED BREACH HEREOF, TO ENFORCE ANY TERM HEREOF, OR IN CONNECTION WITH ANY RIGHT, BENEFIT OR OBLIGATION ACCORDED OR IMPOSED BY THIS AGREEMENT.

14.9         Arbitration

Notwithstanding anything herein to the contrary, in the event that there shall be a dispute among the parties arising out of or relating to this Agreement, or the breach thereof, the parties agree that such dispute shall be resolved by final and binding arbitration in Newark, New Jersey, administered by the American Arbitration Association (the “AAA”), in accordance with the New Jersey Alternative Procedure for Dispute Resolution Act, AAA’s Commercial Arbitration Rules and the Federal Rules of Civil Procedure relating to the production of evidence. The parties agree that the arbitrator may impose sanctions in his or her discretion to enforce compliance with discovery and other obligations. Such arbitration shall be presided over by a single arbitrator. If Employee, on the one hand, and Employer, on the other hand, do not agree on the arbitrator within fifteen (15) days after a party requests arbitration, the arbitrator shall be selected by Employer and employee from a list of five (5) potential arbitrators provided by AAA. Such list shall be provided within ten (10) days of the request of any party for arbitration. The party requesting arbitration shall delete one name from the list. The other party shall delete one name from the list. This process shall then be repeated in the same order, and the last remaining person on the list shall be the arbitrator. This selection process shall take place within the two (2) business days following both parties’ receipt of the list of five (5) potential arbitrators. Hearings in the arbitration proceedings shall commence within twenty (20) days of the selection of the arbitrator or as soon thereafter as the arbitrator is available. The arbitrator shall deliver his or her opinion within twenty (20) days after the completion of the arbitration hearings. The arbitrator’s decision shall be final and binding upon the parties, and may be entered and enforced in any court of competent jurisdiction by either of the parties. The arbitrator shall have the power to grant temporary, preliminary and permanent relief, including without limitation, injunctive relief and specific performance. Unless otherwise ordered by the arbitrator pursuant to this Agreement, the arbitrator’s fees and expenses shall be shared equally by the parties.

IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the day and year set forth above.

RELIANT PHARMACEUTICALS, INC.

By:	/s/
Name:
Title:
JOSEPH ZAKRZEWSKI
CHIEF OPERATING OFFICER

CONSULTANT

/s/
James R. Butler